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                                                             EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated May 4, 1995, covering the Statements of Assets Available for Sale of the Balfour Healthcare Products Division of Kayser-Roth Corporation as of December 31, 1994, and January 28, 1994, and Statements of Revenues and Selected Expenses for the period from January 29, 1994, to December 31, 1994, and each of the two fiscal years in the period ended January 28, 1994, included in the Form 8-K/A Commission File Number 1-6150 filed by Alba-Waldensian, Inc.


    It should be noted that we have not audited any financial statements of the Balfour Healthcare Products Division of Kayser-Roth Corporation subsequent to December 31, 1994, or performed any audit procedures subsequent to the date of our report.


                            (Signature of Arthur Andersen LLP appears here)


Charlotte, North Carolina,
    May 18, 1995.

                               Page 19 of 19 Pages

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